UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33978	75-2320087
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Plano Pkwy, Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 673-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2009, Eric Logan resigned as the Chief Financial Officer of the registrant. His last day as an employee of the Company will be April 30, 2009. Mr. Logan’s resignation is not due to any disagreement with the Company over any of its policies, practices or financial reporting. He is leaving to assume the position of Chief Financial Officer of Evergreen Alliance Golf Limited, L.P. (Eagle Golf) in Dallas, TX. Eagle Golf owns and manages approximately 80 golf courses nationwide.

The Company has named Pamela High as its Interim Chief Financial Officer, effective as of April 27, 2009. In her new role, Ms. High will be responsible for the Company’s financial operations. Ms. High has been an employee of Adams Golf for ten years, the last seven as the Company’s Controller. She is a licensed CPA with a Masters Degree in Accounting from the University of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC.

Date: April 24, 2009	By:	/s/ Eric Logan
Name: Eric Logan Title: Chief Financial Officer